As filed with the Securities and Exchange Commission on October 20, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

SuccessFactors, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3398453
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

SuccessFactors, Inc.

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

(650) 645-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lars Dalgaard

President and Chief Executive Officer

SuccessFactors, Inc.

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

(650) 645-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jeffrey R. Vetter, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Julian K. Ong, Esq. Vice President, General Counsel and Secretary SuccessFactors, Inc. 1500 Fashion Island Blvd., Suite 300 San Mateo, California 94404 (650) 645-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-162326

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated file,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common Stock, par value $0.001 per share			$14,000,000	$781.20

(1)	The Registrant previously registered an aggregate of $200,000,000 worth of its common stock on the Registration Statement on Form S-3 initially filed by the Registrant on October 5, 2009 (Registration No. 333-162326) for which the Registrant paid a filing fee of $11,160.
(2)	The Registrant certifies to the SEC that it has instructed its bank to pay to the SEC the filing fee of $781.20 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on October 21, 2009); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on or before October 21, 2009.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-162326) (the “Prior Registration Statement”) declared effective on October 15, 2009 by the Commission, and is being filed for the purpose of registering up to $14,000,000 additional aggregate dollar amount of shares of the Registrant’s common stock, in one or more offerings, in amounts, at prices and on terms that the Registrant will determine at the time of the offering and which will be set forth in a prospectus supplement, which may also add, update or change information contained in this prospectus. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney.	S-3	333-162326	24.1	10/5/09

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 20th day of October, 2009.

SUCCESSFACTORS, INC.

By:	/S/ LARS DALGAARD
Lars Dalgaard
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LARS DALGAARD Lars Dalgaard	President, Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2009

/S/ BRUCE C. FELT, JR. Bruce C. Felt, Jr.	Chief Financial Officer (Principal Accounting and Financial Officer)	October 20, 2009

* David N. Strohm	Chairperson of the Board of Directors	October 20, 2009

* Douglas J. Burgum	Director	October 20, 2009

* Eric C.W. Dunn	Director	October 20, 2009

* William E. McGlashan, Jr.	Director	October 20, 2009

* Elizabeth A. Nelson	Director	October 20, 2009

* David G. Whorton	Director	October 20, 2009

*By:	/S/ LARS DALGAARD Lars Dalgaard	Attorney-in-Fact	October 20, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney.	S-3	333-162326	24.1	10/5/09